                                                                    EXHIBIT 10.5


                                                                LOAN NO. 3031697

                                PROMISSORY NOTE

$17,000,000
                                                                   June 16, 1998
                                                             Seattle, Washington


  FOR VALUE RECEIVED, the undersigned ("MAKER") promise(s) to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, doing business as SEAFIRST BANK ("LENDER"), at its principal office in Seattle, Washington, or at such other place or places or to such other party as the "HOLDER" (defined below) may from time to time designate in writing, the principal sum of SEVENTEEN MILLION AND 00/100 DOLLARS ($17,000,000), or so much thereof as may be advanced, in lawful money of the United States of America, together with interest thereon, on the following agreements, terms and conditions. The term "HOLDER" as used in this Note means Lender or any future holder of this Note, and its successors and assigns.

  1.  TERM.  The unpaid principal balance of this Note and all unpaid accrued
      ----
interest thereon and other sums payable by Maker in connection with this Note shall be due and payable in full one hundred twenty (120) months from the first day of the first calendar month following the initial advance by the Holder under this Note (the "MATURITY DATE").

  2.  INTEREST.  Interest shall commence to run on each advance under this Note
      --------
from the date of the advance and will be computed on the unpaid principal balance of this Note as it exists from time to time. Interest shall accrue on the principal balance of this Note either at a variable interest rate as provided in subparagraph 2(a) below (the "VARIABLE RATE"), or at a fixed interest rate as provided in subparagraph 2(b) below (the "FIXED RATE"). If Maker elects a Fixed Rate pursuant to subparagraph 2(b) below for a "Fixed Rate Period" (defined below) less then full term of this Note (or the remainder thereof, as applicable), after the expiration of the applicable Fixed Rate Period, interest on this Note shall be calculated at a Variable Rate unless Maker again elects to have interest calculated at a Fixed Rate pursuant to subparagraph 2(b) below. The Holder still shall have no duty or obligation to notify Maker that a Fixed Rate Period is about to expire and that the interest rate on this Note is about to revert to the Variable Rate. After maturity, or after default, interest shall accrue on the unpaid principal balance of this Note at an annual rate equal to four percentage points (4%) per annum above the interest rate otherwise applicable to this Note. Interest on this Note shall be calculated using a 30-day month and a 360-day year.

      (a) Variable Rate. Unless Maker elects to have interest calculated at the
          -------------
Fixed Rate pursuant to subparagraph 2(b) below, interest shall accrue on the principal balance of this Note at the Variable Rate. The initial Variable Rate shall be equal to the "LIBOR INDEX" (defined below) as of the date of the initial advance under this Note, plus nine-tenths of one percentage point (.90%) per annum. The Variable Rate, if applicable, will change five (5) months after the first payment date at the applicable Variable Rate, as stated in Paragraph 3 below, and every sixth (6th) month thereafter (each such date being referred to in this Note as an "INTEREST CHANGE DATE").

             (i) LIBOR INDEX - CURRENT INDEX - Changes in the Variable Rate will be based on changes in the 180-day LIBOR as defined below (the "LIBOR INDEX"). If the LIBOR Index is no longer available, the Holder and Maker will choose a new index based upon comparable information. The most recently available LIBOR Index fifteen (15) Business Days before each Interest Change Date is the "CURRENT INDEX".

             (ii) CALCULATION OF VARIABLE RATE - Before each Interest Change Date, if applicable, the Holder will calculate the new Variable Rate which shall be equal to the Current Index, plus nine-tenths of one percentage point (.90%) per annum. This new interest rate will be the new Variable Rate until the next Interest Change Date.

             (iii) LIBOR MEANS THE LONDON INTERBANK OFFER RATE, adjusted at the Holder's option for governmentally mandated statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, and is the average of the rates of interest, on a per annum basis, at which deposits in United States dollars having a term of 180 days are offered by major banks in immediately available funds to prime banks in the London Interbank market at 11:00 A.M. (London time) on the date of the initial advance, or the day which is fifteen (15) Business Days prior to the applicable Interest Change Date, as applicable. This rate is reported on Telerate, a national and international medium which provides interest rate quotations daily, as quoted by the British Bankers Association as Interest Settlement Rates on page 3750 (or such other page as may replace it). Such interest rate quotation, as provided by Telerate, shall be deemed conclusive and final with respect to LIBOR determinations for so long as Telerate continues to make such interest rate reports. If Telerate or the British Bankers Association report is no longer available for 180-day maturities, a comparable publication or report containing such information selected by the Holder and Maker will be used. If there is no such publication or comparable publication containing such information, the 180-day LIBOR shall be the average rate (rounded if necessary to the nearest one-thousandth of a percent) at which dollar deposits having a maturity of 180 days are offered by at least two major banks in an interbank market where Eurodollars are being traded, to prime banks in immediately available funds on the LIBOR determination date described above or as soon thereafter as such offer quotes can be obtained.

             (iv) BUSINESS DAY means a day on which commercial banks are generally open for business in Seattle, Washington and London, England.

             (v) THE AMOUNT OF ADJUSTMENT for reserves, deposit insurance, regulatory capital, taxes and assessments may change on any Interest Change Date depending on such charges being assessed against the Holder at that time, provided that the adjustments are of general application to similar obligations held by the Holder and not specific to this Note. Such charges may change due to various factors, including but not limited to, changes in the requirements for reserves and capital adequacy promulgated by the Federal Reserve System of the United States and/or other state and federal regulatory agencies, statutory changes affecting the Holder, and/or imposition of taxes, FDIC fees and/or assessments. Each determination of an adjustment amount shall be made by the Holder in its reasonable discretion and shall be conclusive and binding upon Maker absent manifest error by the Holder. If the circumstances giving rise to an adjustment pursuant to this subparagraph cease to exist, the Holder will make an appropriate re-adjustment with respect to interest rate determinations occurring thereafter.

      (b) Fixed Rate. Prior to the date of the initial advance by Lender under
          ----------
this Note, Maker may elect by written notice (a "FIXED RATE NOTICE") to the Holder to have interest on the entire principal amount of this Note calculated at a Fixed Rate for a Fixed Rate Period, the duration of which is the entire term of this Note or a lesser period of three (3) years, five (5) years or seven
(7) years. Further, so long as Maker is not in default under the terms of this Note or any other documents or instruments executed by Maker in connection with the loan (the "LOAN") evidenced by this Note (collectively with this Note, the "LOAN DOCUMENTS"), Maker, at its option, may elect by a Fixed Rate Notice to the Holder to have interest calculated on the entire unpaid principal balance of this Note at a Fixed Rate calculated as provided below for a Fixed Rate Period, the duration of which is the remainder of the term of this Note or a lesser period of three (3) years, five (5) years or seven (7) years; provided no Fixed Rate Period may extend beyond the Maturity Date. Notwithstanding any of the foregoing, Maker's option to fix the interest rate on this Note is subject to the availability to the Holder of matchfunding opportunities for a time period equivalent to the applicable Fixed Rate Period. For purposes of this Note, the term "Fixed Rate Period" means the period of time for which a Fixed Rate applies as specified in a Fixed Rate Notice from Maker to the Holder.

                 (i) CALCULATION OF FIXED RATE - If Maker elects to have a Fixed Rate apply to this Note, interest shall accrue on the principal balance of this Note at a per annum rate equal to Lender's reserve adjusted "FIXED RATE INDEX" as quoted by Lender on the date the interest rate is fixed, for a period equivalent to the applicable Fixed Rate Period, plus nine-tenths of one percentage point (.90%) per annum. The Fixed Rate Index may be adjusted at the Holder's option to reflect governmentally mandated statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, as set forth in subparagraph 2(a)(v) above.

                 (ii) DATE OF CONVERSION - The interest rate applicable to this Note will be converted to the Fixed Rate on the date the Holder receives a Fixed Rate Notice, provided the Fixed Rate Notice is received before noon, Seattle time, on a Business Day. If a Fixed Rate Notice is received by Holder after noon, Seattle time, on a Business Day, the interest rate applicable to this Note will convert to a Fixed Rate on the next Business Day. For purposes of this subparagraph 2(b)(ii) only, the term "BUSINESS DAY" means a day on which commercial banks are generally open for business in Seattle, Washington.

  3.  PAYMENTS.  Maker shall make monthly payments of principal and interest to
      --------
the Holder in amounts sufficient to fully amortize the principal balance of this Note over a twenty-five (25) year amortization period in substantially equal monthly payments, based on the interest rate applicable to this Note, calculated as provided below. Such monthly payments of principal and interest shall be due on the twentieth (20th) day of each calendar month during the term of this Note, commencing on the twentieth (20th) day of the first calendar month following the month in which the Holder initially disburses funds under this Note, or if the interest rate reverts to a Variable Rate after the expiration of a Fixed Rate Period, on the twentieth (20th) day of the first calendar month following the month in which the Fixed Rate Period expires. On the Maturity Date, the unpaid principal balance of this Note, all unpaid accrued interest and all other sums then due and owing pursuant to this Note or any other Loan Documents shall be due and payable in full. Each payment shall be applied first, at Holder's option, to any unpaid late charges or other sums payable by Maker under this Note or any other Loan Document, then to interest to the due date of the payment, and then to the principal balance of this Note. At the option of the Holder, all payments under this Note, including payments at maturity, shall be made in same day funds. The monthly payments required on this Note shall be calculated as follows:

      (a)    Variable Rate Payments. If interest is accruing on this Note at a
             ----------------------
Variable Rate, the amount of the monthly payments shall be sufficient to fully amortize the principal balance of this Note at the applicable Variable Rate, in substantially equal monthly payments over the amortization period specified above, or the balance thereof as applicable. AT OR PROMPTLY AFTER THE CLOSING OF THE LOAN (OR AFTER THE EXPIRATION OF A FIXED RATE PERIOD, AS APPLICABLE), THE HOLDER WILL PROVIDE MAKER WITH A CLOSING STATEMENT (OR OTHER WRITTEN NOTICE) WHICH WILL CONFIRM THE VARIABLE RATE AND THE AMOUNT OF THE PRINCIPAL AND INTEREST PAYMENTS DUE UNDER THIS NOTE. The monthly payment will change after each Interest Change Date to an amount sufficient to repay the then unpaid principal balance of this Note in full at the then current interest rate, in substantially equal monthly payments over the balance of the amortization period specified above. Until the payment is again changed, Maker shall pay the new monthly payment each month beginning on the twentieth (20th) day of the first calendar month after the applicable Interest Change Date. The Holder will mail or deliver to Maker a notice of any changes in the Variable Rate applicable to this Note, and any resulting changes in the monthly payments required under this Note, prior to the date the first payment is due after the applicable Interest Change Date.

      (b) Fixed Rate Payments. If interest is accruing on this Note at a Fixed
          -------------------
Rate, the amount of the monthly payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the applicable Fixed Rate, in substantially equal monthly payments over the amortization period specified above, or the remainder thereof, as applicable. THE APPLICABLE FIXED RATE AND THE AMOUNT OF THE MONTHLY PRINCIPAL AND INTEREST PAYMENTS DUE UNDER THIS NOTE SHALL BE CONFIRMED IN WRITING BY THE HOLDER (EITHER PURSUANT TO A CLOSING STATEMENT OR OTHER WRITTEN NOTICE) AFTER THE RATE IS FIXED AND BEFORE THE DATE THE FIRST PAYMENT AT THE FIXED RATE IS DUE.

  4.  LATE CHARGES; RETURNED ITEM FEE.  If any payment due hereunder is not
      -------------------------------
received by the Holder within fifteen (15) days following the due date, at the option of the Holder without waiving such default or any of its remedies, a late charge shall be added to the delinquent payment in the amount of four percent (4%) of the full payment not timely paid. Any such late charge shall be due and payable on demand, and the Holder, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by the applicable late charge, (b) add the late charge to the principal balance of this Note, (c) pay any late charge with advances of the undisbursed proceeds of the Loan, if any, or (d) treat the failure to pay the late charge as demanded as a default under this Note. If a late charge is added to the principal balance of this Note, it shall bear interest at the same rate as the principal balance of this Note. Any payment to Holder by check, draft or other item shall be received by Holder subject to collection and will constitute payment when collected not when received. For each "nsf" or returned check, draft or other item, in addition to any applicable late charge, Maker shall pay to the Holder on demand a returned item fee in accordance with the Holder's schedule of such fees then in effect.

  5.  PREPAYMENT.  So long as interest is calculated on this Note at a Variable
      ----------
Rate, this Note may be prepaid in whole or in part at any time without the payment of a prepayment fee. During any period when a Fixed Rate is applicable to this Note, this Note may be prepaid only as set forth in Exhibit A attached.
                                                            ---------
Partial prepayments, if permitted, shall not postpone nor reduce the amount of the monthly payments required under this Note, provided the amount of the required monthly payments will be recalculated at the end of the applicable LIBOR period or Fixed Rate Period to reflect the reduction in the principal balance of this Note.

  6.  DEFAULT.  After a default under any of the Loan Documents, or if Maker
      -------
fails to make any payment under this Note when due, the then Holder, at its option, without notice to Maker (except as provided below), may declare the entire principal balance of this Note and all unpaid accrued interest thereon and other charges payable by Maker pursuant to this Note or any other Loan Document, immediately due and payable in full, and the Holder may exercise any and all other rights or remedies available to it under any Loan Document, at law or in equity. Any additional interest due because of a default shall accrue from the date of default and shall be paid as a condition to the curing of the default. Notwithstanding the foregoing, the Holder will not accelerate the Maturity Date (a) because of a monetary default by Maker under this Note or any other Loan Document unless the default is not cured within ten (10) days following the date on which the Holder mails or delivers written notice of the default to Maker, or (b) because of a nonmonetary default by Maker under this Note or any other Loan Document unless the default is not cured within thirty
(30) days following the date on which the Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "MONETARY DEFAULT" means a failure by Maker to make any payment required pursuant to this Note or any other Loan Document, and the term "NONMONETARY DEFAULT" shall mean a failure by Maker to perform any obligation contained in this Note or any other Loan Document, other than the obligation to make the payments provided for in this Note or any other Loan Document. If the nonmonetary default is capable of being cured and cannot reasonably be made within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Maker has commenced action to cure within the thirty (30) day cure period, and in the Holder's reasonable opinion, Maker is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate the Holder to forbear in any other manner from exercising its remedies and the Holder may pursue any other rights or remedies which the Holder may have because of the default.

  7.  CUMULATIVE REMEDIES.  The rights and remedies of any Holder under this
      -------------------
Note or any other Loan Document, or at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against Maker, any guarantor of this Note, or any security for this Note. A failure by any Holder to exercise its option to accelerate this Note upon the occurrence of a default or to exercise any other rights to which it may be entitled shall not constitute a waiver of the right to exercise such option or any such rights in the event of any subsequent default, whether of the same or a different nature.

  8.  WAIVERS.  Maker and all endorsers, guarantors and all other persons or
      -------
entities who may become liable for all or any part of the obligations evidenced by this Note, jointly and severally: waive diligence, presentment, protest and demand, and also notice of protest, demand, non-payment, dishonor or maturity and also recourse to suretyship defenses generally; and consent to any and all renewals, extensions and modifications of the terms of this Note or any other Loan Document, including the time for payment, and agree any such renewal, extension or modification or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences, shall not affect the liability of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, modifications, releases or indulgences may be made without notice to such parties.

  9.  COSTS AND EXPENSES.  Whether or not suit is brought Maker shall pay on
      ------------------
demand all costs and expenses, including reasonable attorneys' fees and costs incurred by or on behalf of the Holder in connection with this Note, including without limitation costs incurred in the collection of this Note, in protecting the security for this Note or in foreclosing or enforcing this Note or any other Loan Document, or resulting from the Holder being made a party to any litigation because of the existence of this Note or any other Loan Document to the extent the Holder is the prevailing party. Without limiting the generality of the foregoing, if Maker becomes the subject of any bankruptcy or insolvency proceeding, Maker shall pay all reasonable fees and expenses incurred by the Holder in connection with such bankruptcy or insolvency proceeding.

  10.  MAXIMUM INTEREST.  Maker represents and warrants the proceeds of this
       ----------------
Note shall be used solely for commercial, investment and business purposes, and not for personal, family or household purposes. Notwithstanding any other provision of this Note or any other Loan Document, interest, loan fees and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable law. If by virtue of applicable law, sums in excess of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by the Holder to the principal balance of this Note when received. If at the time any such sum is received by the Holder, the principal balance of this Note has been paid in full, such sums shall be promptly refunded by the Holder to Maker, less any sums due to the Holder.

  11.  SECURITY.  This Note is secured by a Deed of Trust, Security Agreement
       --------
and Fixture Filing with Assignment of Leases and Rents (the "DEED OF TRUST") made by Borrower, dated December 28, 1994, recorded in the real property records of Snohomish County, Washington under recording no. 9412290067, as amended by a Loan Modification Agreement of even date among Maker, Lender and ATL Ultrasound, Inc. ("ATL"). The Deed of Trust encumbers certain real property of Maker located in Snohomish County, Washington (the "PROPERTY"). Unless otherwise specified in this Note, all notices given pursuant to this Note must be in writing and will be effectively given if given in accordance with the terms of the Deed of Trust.

  12.  GENERAL.  This Note shall be binding upon Maker and Maker's successors
       -------
and assigns. If Maker consists of more than one person or entity, all of such persons and entities shall be jointly and severally liable for Maker's obligations under this Note. This Note is governed by and shall be construed in accordance with the laws of the State of Washington. Each person or entity executing this Note consents to the non-exclusive personal jurisdiction and venue of the courts of the State of Washington and the United States federal courts located therein, in any action relating to or arising out of the enforcement or interpretation of this Note or any other Loan Document. Each such person or entity further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

  13.  ARBITRATION.  Any dispute relating to this Note or the Loan (whether in
       -----------
contract or tort) shall be settled by arbitration if requested by Maker, the Holder or any other party to the dispute (such as a guarantor); provided, both
                                                                --------
Maker and the Holder must consent to a request for arbitration relating to an obligation secured by real property. The arbitration proceedings shall be held in Seattle, Washington in accordance with the commercial arbitration rules of the American Arbitration Association, and the United States Arbitration Act (i.e., Title 9, U.S.C.). There shall be one arbitrator who shall decide whether an issue is arbitrable or whether any claim is barred by a statute of limitations. Judgment on the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Each party shall have the right before, during and after the commencement of any arbitration proceeding to exercise any of the following remedies, in any order or concurrently: (i) self-help remedies such as setoff or repossession; (ii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iii) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery and replevin. The exercise of any such remedy shall not waive a party's right to request arbitration. Nothing in this paragraph shall limit in any way any right the Holder may have to foreclose the Deed of Trust judicially as a mortgage, or nonjudicially pursuant to the power of sale.

  14.  DISPUTED OBLIGATIONS.  ALL COMMUNICATIONS CONCERNING DISPUTED DEBTS AND
       --------------------
OBLIGATIONS OF MAKER UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING WITHOUT LIMITATION DISPUTES AS TO THE AMOUNT OF ANY PAYMENT, FEE OR CHARGE, AND INCLUDING AN INSTRUMENT TENDERED AS FULL SATISFACTION OF A DISPUTED DEBT, MUST BE IN WRITING AND MUST BE SENT TO THE FOLLOWING ADDRESS, OR TO SUCH OTHER ADDRESS AS THE HOLDER MAY HEREAFTER SPECIFY:

      BANK OF AMERICA NT & SA
      ATTENTION: COMMERCIAL MORTGAGE LOAN SERVICING MANAGER
      333 S. BEAUDRY, 26TH FLOOR
      LOS ANGELES, CA  90017

ANY SUCH COMMUNICATION SHOULD INCLUDE THE NAME OF MAKER, THE APPLICABLE LOAN NUMBER, A DESCRIPTION OF THE DISPUTE AND THE RELIEF OR REMEDY REQUESTED, AND AN ADDRESS AND TELEPHONE NUMBER WHERE THE PERSON SENDING THE NOTICE CAN BE CONTACTED.

  15.  LOAN FEE.  In consideration of Lender's agreement to make the Loan, Maker
       --------
shall pay Lender a loan fee in the amount of $42,500.00 (the "LOAN FEE"). The Loan Fee shall be due and payable without condition on the date of the first disbursement hereunder.

  16.  CROSS DEFAULT.  Maker, as borrower, Lender, as lender, and ATL, as
       -------------
guarantor, are parties to a Revolving Credit Loan Agreement and Guaranty dated July 1, 1997, as amended from time to time (the "LOAN AGREEMENT"). In addition, Lender is the current holder of a Promissory Note dated December 28, 1994, in the original principal amount of $11,500,000, also secured by the Deed of Trust, made by Maker and payable to the order of Seattle-First National Bank (the "EXISTING NOTE"). Maker agrees if Maker or ATL defaults under the Loan Agreement, or if Maker defaults under the Existing Note, and in either case the default is not cured prior to the expiration of the applicable cure period, if any, such default will constitute a default under this Note and the other Loan Documents and no additional notice of default shall be required under Paragraph 6 of this Note.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                        MAKER:

                                        ADVANCED TECHNOLOGY LABORATORIES,
                                        INC., a Washington corporation


                                        By  /S/ Pamela L. Dunlap
                                           ___________________________

                                        Its Sr. V.P., Finance and Admin., CFO
                                           __________________________________

                                   EXHIBIT A
                                   ---------

                                  PREPAYMENT


  If the interest rate converts to the Fixed Rate the principal balance of this Note may be prepaid in whole or in part, at any time provided (i) a prepayment fee is paid as set forth below, (ii) each partial prepayment is in an amount of $10,000 or more, and (iii) partial prepayments may be no more frequent than once per month. THE PREPAYMENT FEE SHALL BE DUE AND PAYABLE WHETHER THE PREPAYMENT IS BY VOLUNTARY PREPAYMENT, OPERATION OF LAW, ACCELERATION OR OTHERWISE. The amount of the prepayment fee depends on the following:

  1. The amount by which certain "REFERENCE RATES", as defined below, have changed between the time this Note is prepaid and the date the interest rate converts to the Fixed Rate.

  2.  A prepayment fee factor (see "PREPAYMENT FEE FACTOR SCHEDULE" below).

  3.  The amount of principal prepaid.

                         DEFINITION OF REFERENCE RATES

  The "REFERENCE RATE" used to represent interest rate levels shall be the bond equivalent yield of the average U.S. Treasury Securities having maturities equivalent to the remaining period to maturity of the Loan or the last day of the Fixed Rate Period, as applicable, rounded upward to the nearest month. The "INITIAL REFERENCE RATE" shall be the Reference Rate assigned to the Loan by the Holder at the time the interest rate converts to the Fixed Rate. The "FINAL REFERENCE RATE" shall be the Reference Rate assigned to the Loan by the Holder at the time of the prepayment.

  The applicable Reference Rates shall be determined from the Federal Reserve Statistical Release (Publication H.15) as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury Securities). If the publishing of the foregoing Statistical Release is ever discontinued, the applicable Reference Rate shall be based on the publication by the Board of Governors of the United States Federal Reserve System in replacement thereof, or if none, the publication which in the Holder's discretion most nearly corresponds.

                         CALCULATION OF PREPAYMENT FEE

  1. If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

  2. If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial Reference Rate and the Final Reference Rate (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the Loan being prepaid.

                     EXAMPLE OF PREPAYMENT FEE CALCULATION

  An amortizing loan with remaining principal of $250,000 is fully prepaid with twenty-four (24) months remaining until maturity. An Initial Reference Rate of 9.000% was assigned to the loan at the time the loan was closed. The Final Reference Rate (as determined by the current 24-month U.S. Treasury Rate on Page 119 of Telerate) is 7.500%. Rates therefore have dropped 1.500% since the loan was closed and a prepayment fee applies. A prepayment fee factor of 1.3% is determined from Table 1 below and the prepayment fee is computed as follows:

 Prepayment Fee = (0.09 - 0.075) x (1.3) x ($250,000) = $4,875.00

                        PREPAYMENT FEE FACTOR SCHEDULES

                       TABLE 1 - FULLY AMORTIZING LOANS

Proportion of Remaining
Principal Amount
Being Prepaid                                                 Months Remaining to Maturity or Expiration of the Applicable
                                                                                            Fixed Rate Period/1/
                0   3   6   9   12   24   36   48   60   84   120   240   360
-----------------------------------------------------------------------------

90 - 100%                0     .21     .36     .52     .67       1.3     1.9      2.5      3.1      4.3       5.9      10.3     13.1

60 - 89%                 0     .24     .44     .63     .83       1.6     2.4      3.1      3.9      5.4       7.5      13.2     17.0

30 - 59%                 0     .28     .53     .78  1.02         2.0     3.0      4.0      5.0      7.0       9.9      18.5     24.4

0 - 29%                       0        .31     .63     .92 1.22  2.4     3.7      5.0      6.3      9.0   13.4         28.3     41.8


                                               TABLE 2 - PARTIALLY AMORTIZING LOANS

Proportion of Remaining
Principal Amount
Being Prepaid                                                 Months Remaining to Maturity or Expiration of the Applicable
                                                                                            Fixed Rate Period/1/
                0   3   6   9   12   24   36   48   60   84   120   240   360
-----------------------------------------------------------------------------

90 - 100%                0     .26     .49     .71     .94       1.8     2.7      3.4      4.2      5.6       7.4      11.6     14.0

60 - 89%                 0     .30     .59     .86  1.15         2.2     3.3      4.3      5.3      7.1       9.4      15.0     18.1

30 - 59%                 0     .31     .63     .95  1.27         2.6     3.9      5.3      6.6      9.1    12.6        21.2     26.2

0 - 29%                       0        .31     .63     .95 1.27  2.6     4.0      5.4      7.0  10.2   15.7    33.4    46.0

     /1/If the remaining Fixed Rate Period is between any two time periods shown in the above schedules, interpolate between the corresponding factors to the closest month.

     The Holder of this Note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Securities, or otherwise prove its actual losses, as a condition to receiving a prepayment fee as calculated above. Maker agrees this prepayment fee is the bargained-for consideration to the Holder for permitting prepayment and the above is not a liquidated damages provision. This prepayment fee provision is to be interpreted in a manner that would make it enforceable to the fullest extent permitted by law, with any portion of the fee that is unenforceable being stricken or otherwise changed to cause the fee, as revised, to be enforced.